EMPIRE STATE REALTY TRUST ANNOUNCES FIRST QUARTER 2026 RESULTS

– Net Income Per Fully Diluted Share of $0.01 –
– Core FFO Per Fully Diluted Share of $0.20 –
– Acquired Prime Retail Asset in Williamsburg for $46M with Recycled Investment Capacity –
– Completed $184M of Financings that Extend Debt Maturities –
– 2026 Outlook Unchanged –

New York, New York, April 29, 2026 – Empire State Realty Trust, Inc. (NYSE: ESRT) is a NYC-focused REIT that owns and operates a portfolio of well-leased, top of tier, modernized, amenitized, and well-located office, retail, and multifamily assets. ESRT’s flagship Empire State Building, the “World's Most Famous Building,” features its iconic Observatory. The Company is a recognized leader in energy efficiency and indoor environmental quality. Today the Company reported its operational and financial results for the first quarter of 2026. All per share amounts are on a fully diluted basis, where applicable.

First Quarter and Recent Highlights
•Net Income of $0.01 per share.
•Core Funds From Operations (“Core FFO”) of $0.20 per share.
•Same-Store Property Cash Net Operating Income (“NOI”), excluding lease termination fees, increased 5.5% year-over-year. The first quarter change was primarily attributed to increases in base rent and tenant reimbursement income, as well as approximately $3.0 million of first quarter 2026 non-recurring items, which predominately consisted of lease modification revenue and net insurance recoveries. These increases to cash NOI were partially offset by operating expense increases. Adjusted for the previously noted non-recurring items, Same-Store Property Cash NOI increased by 1.3%.
•The total commercial portfolio was 93.2% leased and 88.2% occupied as of March 31, 2026, with occupancy reduced by approximately 140 basis points due to temporary downtime related to the previously disclosed FDIC expiration, which is fully re-leased.
•Signed 113,484 rentable square feet of commercial leases, inclusive of 90,687 rentable square feet of office leases, in the first quarter.
•In the office portfolio, blended leasing spreads were +6.8% in the first quarter, the 19th consecutive quarter of positive leasing spreads.
•Empire State Building Observatory generated NOI of $10.6 million in the seasonally light first quarter, which represents a year-over-year decline of approximately $3.5 million, excluding gift shop license revenue. As previously announced, gift shop license fees are expected to be more heavily weighted to the fourth quarter in 2026 as compared to 2025 due to a COVID-era license amendment.
•Acquired a newly constructed, currently vacant, prime retail asset located at 41-55 North 6th Street in Williamsburg, Brooklyn for $46 million, which represents a redeployment of investment capacity from the December 2025 disposition of Metro Center, the Company’s last suburban commercial asset, without a recognition of a taxable gain, as previously announced.
•Closed on a $53.5 million mortgage refinancing for 10 Union Square East, as previously announced.
•In mid-April, announced the issuance of $130 million of 6-year senior unsecured notes in a private placement transaction. The Company now has no unaddressed debt maturity until January 2028.

Property Operations1

As of March 31, 2026, the Company’s property portfolio comprised 7.6 million rentable square feet of office space, 0.8 million rentable square feet of retail space and 743 residential units, which were occupied and leased as shown below.

	March 31, 2026[2,3]	December 31, 2025[2,3]	March 31, 2025[2]
Percent occupied:
Total commercial portfolio	88.2%	90.3%	87.9%
Office	87.9%	89.9%	87.5%
Retail	91.2%	94.4%	91.2%

Percent leased (includes signed leases not commenced):
Total commercial portfolio	93.2%	93.6%	92.5%
Office	93.0%	93.5%	92.3%
Retail	95.4%	95.3%	94.1%
Total multifamily portfolio	96.4%	97.8%	99.0%
1 Excludes approximately 15,000 square feet of retail space under redevelopment related to the June 2025 acquisition of 86-90 North 6th Street, approximately 396,000 square feet of space, comprised of 368,000 square feet of office space and 28,000 square feet of retail space, related to the December 2025 acquisition of 130 Mercer Street, which will be redeveloped, and approximately 22,000 square feet of retail space related to the March 2026 acquisition of 41-55 North 6th Street, which is newly constructed and currently vacant.
2 All occupancy and leased percentages exclude broadcasting and storage space.
3 Occupancy and leased percentages for March 31, 2026 and December 31, 2025 exclude Metro Center, which was sold during the fourth quarter 2025.

Leasing

The tables that follow summarize leasing activity for the first quarter of 2026. During this period, the Company signed 11 leases that totaled 113,484 square feet with an average lease duration of 12.2 years.

Total Portfolio

Total Portfolio	Leases executed	Square footage executed	Average cash rent psf – leases executed	% of new cash rent over / under previously escalated rents
Office	9	90,687	59.46	6.8%
Retail	2	22,797	135.49	(1.1)%
Total Overall	11	113,484	74.73	3.8%

Office Portfolio

Office Portfolio	Leases executed	Square footage executed	Average cash rent psf – leases executed	% of new cash rent over / under previously escalated rents
New Office	7	83,397	58.54	5.9%
Renewal Office	2	7,290	70.00	16.3%
Total Office	9	90,687	59.46	6.8%

Leasing Activity Highlights
•A 13-year 60,003 square foot new office lease with Steve Madden at 501 Seventh Avenue.
•A 20-year 21,683 square foot renewal retail lease with JP Morgan Chase at One Grand Central Place.
•Subsequent to quarter-end, a 10.5-year 38,084 square foot new full-floor office lease with a financial services tenant at 130 Mercer Street.

Balance Sheet
The Company had $0.6 billion of total liquidity as of March 31, 2026, which was comprised of $69 million of cash, plus $530 million available under its revolving credit facility. At March 31, 2026, the Company had total debt outstanding of approximately $2.3 billion at a weighted average interest rate of 4.54%. At March 31, 2026, the Company’s ratio of net debt to adjusted EBITDA was 6.3x.

The Company closed on a $53.5 million mortgage refinancing for 10 Union Square East, as previously announced. The 10-year interest-only loan carries a fixed interest rate of 5.3% and replaces a $50.0 million loan that matured on April 1, 2026. In mid-April, the Company entered into a note purchase agreement to issue $130 million of senior unsecured notes in a private placement transaction at a fixed rate of 5.99% that matures in 2032. The private placement is scheduled to fund on July 15, 2026.

Portfolio Transaction Activity

The Company acquired a newly constructed, prime retail asset located at 41-55 North 6th Street in Williamsburg, Brooklyn for $46.0 million at the end of the first quarter, as previously announced. The approximately 22,000 square foot property, currently vacant, is located between Kent and Wythe Avenues and in close proximity to the Company’s existing 102,000 square foot portfolio of prime retail assets along North 6th Street. The property adds eight new storefronts to the Company's already dominant position along the corridor. This acquisition, together with the Company’s purchase of 86-90 North 6th Street in mid-2025, completed the redeployment of investment capacity from the December 2025 disposition of Metro Center, its last suburban commercial asset, without a recognition of a taxable gain. These transactions were part of the Company’s strategy to recycle capital from non-core suburban assets into high-quality NYC assets with stronger long-term cash flow growth prospects.

Dividend

On March 31, 2026, the Company paid a quarterly dividend of $0.035 per share or unit, as applicable, for the first quarter of 2026 to holders of the Company’s Class A common stock (NYSE: ESRT) and Class B common stock and to holders of the Series ES, Series 250 and Series 60 partnership units (NYSE Arca: ESBA, FISK and OGCP, respectively) and Series PR partnership units of Empire State Realty OP, L.P., the Company’s operating partnership (the “Operating Partnership”).

On March 31, 2026, the Company paid a quarterly preferred dividend of $0.15 and $0.175 per unit for the first quarter of 2026 to holders of the Operating Partnership’s Series 2014 and 2019 private perpetual preferred units, respectively.

2026 Earnings Outlook

The Company provides 2026 guidance and key assumptions, as summarized in the table below. The Company’s guidance does not include the impact of any significant future lease termination fee income or any unannounced acquisition, disposition or other capital markets activity.

Key Assumptions	2026 Guidance	2025 Actual Results	Comments
Earnings
Core FFO Per Fully Diluted Share	$0.85 to $0.89	$0.87	• 2026 assumes ~($0.03) impact from temporary downtime associated with the previously disclosed FDIC expiration, which has been re-leased
Property Assumptions
Commercial Occupancy at year-end	90% to 92%	90.3%
SS Property Cash NOI (excluding lease termination fees)	-1.5% to +2.0%	+0.6% (ex-one-time items)
• Assumes positive y/y revenue growth • Assumes a ~2.0 to 4.0% y/y increase in operating expenses and real estate taxes
• 2026 assumes ~(270 bps) impact from temporary downtime associated with the previously disclosed FDIC expiration, which has been re-leased

Observatory Drivers
Observatory NOI	$87M to $92M	$90M	• Reflects average quarterly expenses of ~$10M

	Low	High
Net Income (Loss) Attributable to Common Stockholders and the Operating Partnership	$0.19	$0.23
Add:
Impairment Charge	0.00	0.00
Real Estate Depreciation & Amortization	0.65	0.65
Less:
Private Perpetual Distributions	0.02	0.02
Gain on Disposal of Real Estate, net	0.00	0.00
FFO Attributable to Common Stockholders and the Operating Partnership	$0.82	$0.86
Add:
Amortization of Below Market Ground Lease	0.03	0.03
Core FFO Attributable to Common Stockholders and the Operating Partnership	$0.85	$0.89

The estimates set forth above may be subject to fluctuations as a result of several factors, including continued impacts of changes in the use of office space and remote work on our business and our market, performance of the Observatory (including tourism levels, currency and geopolitical impacts, weather and competition), our ability to complete planned capital improvements in line with budget, costs of integration of completed acquisitions, costs associated with future acquisitions or other transactions, straight-line rent adjustments and the amortization of above and below-market leases. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

Investor Presentation Update

The Company has posted on the “Investors” section of ESRT’s website the latest investor presentation, which contains additional information on its businesses, financial condition and results of operations.

Webcast and Conference Call Details

Empire State Realty Trust, Inc. will host a webcast and conference call, open to the general public, on Thursday, April 30, 2026 at 12:00 pm Eastern time.

The webcast will be available in the “Investors” section of ESRT’s website. To listen to the live broadcast, go to the site at least five minutes prior to the scheduled start time in order to register, download and install any necessary audio software. The conference call can also be accessed by dialing 1-877-407-3982 for domestic callers or 1-201-493-6780 for international callers.

Starting shortly after the call until May 14, 2026, a replay of the webcast will be available on the Company’s website, and a dial-in replay will be available by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers. The passcode for this dial-in replay is 13759470.

The Supplemental Report and Investor Presentation are additional components of the quarterly earnings announcement and are now available on the “Investors” section of ESRT’s website.

The Company uses, and intends to continue to use, the “Investors” page of its website, which can be found at www.esrtreit.com, as a means to disclose material nonpublic information and to comply with its disclosure obligations under Regulation FD, including, without limitation, through the posting of investor presentations that may include material nonpublic information. Accordingly, investors should monitor the “Investors” page, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

About Empire State Realty Trust
Empire State Realty Trust, Inc. (NYSE: ESRT) is a NYC-focused REIT that owns and operates a portfolio of well-leased, top of tier, modernized, amenitized, and well-located office, retail, and multifamily assets. ESRT’s flagship Empire State Building, the “World's Most Famous Building,” features its iconic Observatory. The Company is a recognized leader in energy efficiency and indoor environmental quality. As of March 31, 2026, ESRT’s portfolio is comprised of approximately 8.0 million rentable square feet of office space, 0.8 million rentable square feet of retail space and 743 residential units. More information about Empire State Realty Trust can be found at esrtreit.com and by following ESRT on Facebook, Instagram, TikTok, X, and LinkedIn.

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act"), and Section 21E of the Securities Exchange Act

of 1934, as amended (the “Exchange Act”). We intend these forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts and can generally be identified by words such as “anticipate,” “believe,” “expect,” “intend,” “plan,” “project,” “estimate,” “may,” “will,” “should,” “would,” and similar expressions.

Forward-looking statements are based on our current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied. These risks and uncertainties include, among others: economic and market conditions (including the impact of catastrophic events, pandemics, extreme weather, terrorism, armed hostilities, cybersecurity threats and other technology disruptions); increased costs due to tariffs or other economic factors; changes in the New York City office, retail, multifamily and tourism markets (including changes in the use of office space and remote work); leasing activity, tenant defaults, early terminations and renewals, occupancy levels and rental rates; performance of the Observatory (including tourism levels, currency and geopolitical impacts, weather and competition); interest rate volatility and capital markets conditions, including our ability to refinance, restructure or extend indebtedness; real estate valuation declines and potential impairment charges; our ability to execute capital projects and complete acquisitions on acceptable terms; risks relating to governmental regulation, environmental and climate-related requirements (including Local Law 97), and our ability to achieve sustainability goals and metrics; risks relating to our ground leases; our ability to maintain our qualification as a REIT; potential taxable gain arising from transactions structured to qualify under Section 1031; legal proceedings; and risks relating to our disclosure controls and internal control over financial reporting. For a discussion of these and other factors, see the section entitled “Risk Factors” of our annual report on Form 10-K for the year ended December 31, 2025 and any additional factors that may be contained in any filing we make with the U.S. Securities and Exchange Commission.
Any forward-looking statement speaks only as of the date of this press release. We undertake no obligation to update or revise any forward-looking statement to reflect subsequent events or circumstances, except as required by law.

Contact: Investors and Media
Empire State Realty Trust Investor Relations
(212) 850-2678
IR@esrtreit.com

Empire State Realty Trust, Inc.
Condensed Consolidated Statements of Operations
(unaudited and amounts in thousands, except per share data)

	Three Months Ended March 31,
	2026	2025
Revenues
Rental revenue	$166,105	$154,542
Observatory revenue	18,510	23,161
Lease termination fees	1,356	—
Third-party management and other fees	277	431
Other revenue and fees	4,077	1,932
Total revenues	190,325	180,066
Operating expenses
Property operating expenses	47,744	45,060
Ground rent expenses	2,331	2,331
General and administrative expenses	18,093	16,940
Observatory expenses	7,868	8,118
Real estate taxes	34,613	33,050
Depreciation and amortization	50,219	48,779
Total operating expenses	160,868	154,278
Total operating income	29,457	25,788
Other income (expense):
Interest income	613	3,786
Interest expense	(28,137)	(26,938)
Interest expense associated with property in receivership	—	(647)
Gain on disposition of properties	—	13,170
Income before income taxes	1,933	15,159
Income tax benefit	1,062	619
Net income	2,995	15,778
Net income attributable to non-controlling interests:
Non-controlling interest in the Operating Partnership	(710)	(5,508)
Preferred unit distributions	(1,050)	(1,050)
Net income attributable to common stockholders	$1,235	$9,220
Total weighted average shares
Basic	170,673	167,181
Diluted	269,348	269,529
Earnings per share attributable to common stockholders
Basic	$0.01	$0.06
Diluted	$0.01	$0.05

Empire State Realty Trust, Inc.
Reconciliation of Net Income to Funds From Operations (“FFO”),
Modified Funds From Operations (“Modified FFO”) and Core Funds From Operations (“Core FFO”)
(unaudited and amounts in thousands, except per share data)

	Three Months Ended March 31,
	2026	2025

Net income	$2,995	$15,778
Preferred unit distributions	(1,050)	(1,050)
Real estate depreciation and amortization	49,292	47,871
Gain on disposition of properties	—	(13,170)
FFO attributable to common stockholders and Operating Partnership units	51,237	49,429

Amortization of below-market ground leases	1,958	1,958
Modified FFO attributable to common stockholders and Operating Partnership units	53,195	51,387

Interest expense associated with property in receivership	—	647
Core FFO attributable to common stockholders and Operating Partnership units	$53,195	$52,034

Total weighted average shares and Operating Partnership units
Basic	268,792	267,073
Diluted	269,348	269,529

FFO per share
Basic	$0.19	$0.19
Diluted	$0.19	$0.18

Modified FFO per share
Basic	$0.20	$0.19
Diluted	$0.20	$0.19

Core FFO per share
Basic	$0.20	$0.19
Diluted	$0.20	$0.19

Empire State Realty Trust, Inc.
Reconciliation of Net Income to Cash NOI and Same Store Cash NOI
(unaudited and amounts in thousands)

	Three Months Ended March 31,
	2026	2025

Net income	$2,995	$15,778
Add:
General and administrative expenses	18,093	16,940
Depreciation and amortization	50,219	48,779
Interest expense	28,137	26,938
Interest expense associated with property in receivership	—	647
Income tax benefit	(1,062)	(619)
Less:
Gain on disposition of property	—	(13,170)
Third-party management and other fees	(277)	(431)
Interest income	(613)	(3,786)
Net operating income	97,492	91,076
Straight-line rent	(7,209)	(5,283)
Above/below-market rent revenue amortization	(670)	(798)
Below-market ground lease amortization	1,958	1,958
Total cash NOI - including Observatory and lease termination fees	91,571	86,953
Less: Observatory NOI	(10,642)	(15,043)
Less: cash NOI from non-Same Store properties	(5,383)	(1,583)
Total Same Store property cash NOI - including lease termination fees	75,546	70,327
Less: Lease termination fees	(1,356)	—
Total Same Store property cash NOI - excluding Observatory and lease termination fees	$74,190	$70,327

Empire State Realty Trust, Inc.
Condensed Consolidated Balance Sheets
(unaudited and amounts in thousands)

	March 31, 2026	December 31, 2025
Assets
Real estate properties, at cost	$4,267,420	$4,205,907
Less: accumulated depreciation	(1,400,827)	(1,366,829)
Real estate properties, net	2,866,593	2,839,078
Cash and cash equivalents	68,820	132,657
Restricted cash	37,326	33,854
Tenant and other receivables	23,667	22,063
Deferred rent receivables	261,275	255,270
Prepaid expenses and other assets	62,849	93,355
Deferred costs, net	262,212	267,682
Acquired below market ground leases, net	303,621	305,579
Right of use assets	27,882	27,944
Goodwill	491,479	491,479
Total assets	$4,405,724	$4,468,961

Liabilities and equity
Mortgage notes payable, net	$621,392	$619,269
Senior unsecured notes, net	1,270,909	1,270,668
Unsecured term loan facility, net	336,972	336,794
Unsecured revolving credit facility	90,000	145,000
Accounts payable and accrued expenses	111,918	120,150
Acquired below market leases, net	37,948	39,767
Ground lease liabilities	27,882	27,944
Deferred revenue and other liabilities	57,601	59,901
Tenants’ security deposits	26,964	27,276
Total liabilities	2,581,586	2,646,769
Total equity	1,824,138	1,822,192
Total liabilities and equity	$4,405,724	$4,468,961